OPTION AGREEMENT

THIS AGREEMENT MADE AS OF THE 26th DAY OF MAY, 1997 (the "Effective Date"). BETWEEN:

CHAPLEAU RESOURCES LTD., a company duly incorporated under the laws of the Province of British Columbia, having a place of business at 202, 135 10th Avenue South, Cranbrook, British Columbia, V1C 2N1;

("Chapleau") AND:

WHITE KNIGHT GOLD (U.S.) INC., a company duly incorporated under the laws of Delaware having a place of business at 312 - 1020 West Main Street, Boise, Idaho 83702;

("WKG(US)") AND:

CUN MINERALS, INC., a company duly incorporated under the laws of Nevada, having a place of business at 1 East 1st Street, Reno, Nevada, 89501;

("CUN") AND:

WHITE KNIGHT RESOURCES LTD., a company duly incorporated under the laws of the Province of British Columbia, having a place of business at Suite 922, 510 West Hastings Street, Vancouver, British Columbia, V6B 1L8;

("WKR") WHEREAS:

A.

Pursuant to a mineral lease agreement dated February 10, 1994, as amended from time to time (the mineral lease agreement as amended is referred to as the "Lease"), Leo G. and Mary C. Damele, Leroy E. and Mary J. Etchegaray, Ellen M. Damele, Roberta M. Damele, Robert L. and Arlene D. Smith, Frederick L. Etchegaray, John J. Etchegaray, and Antone J. Damele, (the "Owners") leased to WKR for a term of ten years their right, title and interest (subject to the limitations set forth in the Lease) in the unpatented lode mining claims

(the "Original Claims") located in Eureka County, State of Nevada, such Original Claims being more particularly described in Schedule "A" hereto for a period of ten years;

A.

Pursuant to the terms of the Lease, CUN (a wholly-owned subsidiary of WKR), has staked certain additional claims (the "Additional Claims") which are also subject to the Lease, such Additional Claims being more particularly described in Schedule "B" hereto;

B.

The Original Claims and the Additional Claims are together referred to as the "Claims" and are also known as the Indian Ranch property;

C.

WKR has assigned its interest in the Lease and the Claims to WKG(US);

D.

WKG(US) wishes to grant an option to Chapleau, and Chapleau wishes to acquire an option from WKG(US), to acquire a 50% interest in and to the interest of WKG(US) as lessee of the Claims upon the terms and conditions set forth in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the covenants and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree each with the other (the "Agreement") as follows:

1.

Representations and Warranties,

1.1

In order to induce Chapleau to enter into this Agreement and complete its transactions contemplated hereunder, WKG(US) and WKR jointly and severally represent and warrant to Chapleau that:

(a)

WKG(US) is a company duly incorporated under the laws of the State of Delaware, validly exists and is in good standing with respect to its annual corporate filings;

(b)

WKR:

(i)

owns all of the issued and outstanding shares of WKG(US);

(ii)

is a company duly incorporated under the laws of British Columbia, validly exists and is in good standing with respect to the filing of annual reports;

(c)

WKG(US) holds all licenses and permits that are required for carrying on its business in the manner in which such business has been carried on;

(d)

the Owners are, to the best of the knowledge of WKG (US) and WKR, the registered and beneficial owner of the Original Claims and CUN is the

(e)

registered holder of the Additional Claims, the Claims are free and clear of all liens, charges and encumbrances of any kind whatsoever, and WKG(US) is the holder of a valid lease of the Claims from the Owners;

(a)

to the best of the knowledge of WKG(US) and WKR, the Claims have been validly staked, located, recorded and properly acquired by the Owners and CUN in accordance with all applicable laws and regulations of the State of Nevada;

(b)

the Claims are in good standing with respect to all filings and all taxes, charges and assessments have been paid in full as are required under all applicable laws and regulations of the State of Nevada;

(g)

except as provided for by this Agreement, to the best of the knowledge of WKG(US) and WKR, no person, firm, corporation or other entity of any kind whatsoever has any form of right to explore, develop, mine or otherwise exploit the Claims;

(a)

except as provided for by this Agreement, there are no outstanding agreements or options of any kind whatsoever to acquire or purchase the Claims or any interest in the Claims of any kind whatsoever, and no person has any royalty or other interest of any kind whatsoever in the Claims (other than the net smelter return royalty described in the Lease) except as provided for herein;

(b)

to the best of the knowledge of WKG(US) and WKR, there are no adverse claims or challenges of any kind whatsoever, including without limitation claims or challenges by native or aboriginal peoples, against or to the ownership of, or title to, the Claims nor, to the best of its knowledge, is there any basis therefor;

(c)

to the best of the knowledge of WKG(US) and WKR, there are no outstanding environmental problems associated with the Claims nor are there any outstanding obligations to reclaim or otherwise rehabilitate the property on which the Claims are located;

(d)

WKG(US) is legally entitled to lease the Claims and WKG(US) has good and sufficient right and authority to enter into this Agreement and to complete all of its transactions contemplated under this Agreement on the terms and conditions contained herein;

(1)

to the best of the knowledge of WKG(US) and WKR, there are no material actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting WKG(US) at law or in equity or before or by any Federal, Provincial, State, Municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and, to the best of its knowledge, there is no basis therefor;

(m)

to the best of the knowledge of WKG(US) anad WKR, WKG(US) is not in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever, including without limitation, environmental ones; and

(n)

to the best of the knowledge of WKG(US) and WKR, the execution and delivery of this Agreement, the performance of its obligations under this Agreement and the completion of its transactions contemplated under this Agreement will not:

(i)

conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the constating documents of WKG(US) or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which WKG(US) is a party or by which it is bound, or any judgment or order of any kind whatsoever of any Court or administrative body of any kind whatsoever by which it is bound; or

(ii)

result in the violation of any law or regulation of any kind whatsoever by WKG(US).

1.2

The representations and warranties of WKG(US) and WKR contained in this Agreement shall remain in full force and effect during the term of this Agreement and they shall also survive the Exercise Date for a period of one year and remain in full force and effect during that period.

1.3

In order to induce WKG(US) to enter into this Agreement and complete its transactions contemplated hereunder, Chapleau represents and warrants to WKG(US) that:

(a)

Chapleau was and remains duly incorporated under the laws of British Columbia and:

(i)

Chapleau is a "reporting issuer" as that term is defined in the Securities Act;

(ii)

Chapleau is in good standing with respect to the filing of annual reports with the B.C. Registrar of Companies; and

(iii)

Chapleau's common shares are listed and, as of the Effective Date, posted for trading on the Vancouver Stock Exchange (the "VSE");

(iv)

(a)

as of the Effective Date the authorized share capital of Chapleau consisted of 50,000,000 common shares without par value of which 27,477,991 common shares were issued and outstanding;

(b)

Chapleau holds all licences and permits that are required for carrying on its business in the manner in which such business has been carried on;

(c)

the audited financial statements of Chapleau for its fiscal year ended November 15, 1996 and the unaudited financial statements of Chapleau for the interim three month period ended February 15, 1997 (collectively the "Financial Statements") given to WKG(US) by Chapleau are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of Chapleau for the periods then ended and the Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

(d)

to the best of its knowledge, other than an action commenced by Covello Bryan & Associates Ltd. for recovery of an alleged debt of approximately $230,000, there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting Chapleau at law or in equity.. or before or by any Federal, Provincial, State, Municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and, to the best of its knowledge, there is no basis therefor;

(e)

to the best of its knowledge, Chapleau is not in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever;

(g)

Chapleau has good and sufficient right and authority to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein; and

(h)

to the best of its knowledge, the execution and delivery of this Agreement, the performance of its obligations under this Agreement and the completion of its transactions contemplated under this Agreement will not:

(i)

conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the Memorandum or Articles of Chapleau or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which Chapleau is a party or by which it is bound, or any judgment or order of any kind whatsoever of any Court or administrative body of any kind whatsoever by which Chapleau is bound; or

(ii)

result in the violation of any law or regulation of any kind whatsoever by Chapleau.

1.4

The representations and warranties of Chapleau contained in this Agreement, except for those set forth in subparagraphs 1.3(a)(iii) and 1.3 (b) of this Agreement, shall remain in full force and effect during the term of this Agreement and they shall also survive the Exercise Date for a period of one year and remain in full force and effect during that period.

2.

Option

2.1

Subject to the terms of this Agreement, WKG(US) hereby grants to Chapleau the sole and exclusive right and option (the "Option") to acquire from WKG(US) a 50% interest in all of WKG(US)'s right, title and interest as lessee of the Claims free and clear of all liens, charges and encumbrances of any kind whatsoever except as noted in Schedule "A" hereto.

2.2

Subject to the terms of this Agreement, in consideration of the grant of the Option by WKG(US) to Chapleau, Chapleau shall:

(a)

pay to WKG(US) the sum of USD$500,000 as follows:

(i)

the sum of USD$50,000 on May 26, 1998;

(ii)

the sum of USD$100,000 on May 26, 1999;

(iii)

the sum of USD$150,000 on May 26, 2000; and

(iv)

the sum of USD$200,000 on May 26, 2001;

(b)

expend, on the exploration, development and mining of the Claims, the following:

(i)

a cumulative total of not less than USD$300,000 by May 26, 1998;

(ii)

a cumulative total of not less than USD$600,000 by May 26, 1999;

(iii)

a cumulative total of not less than USD$1,050,000 by May 26, 2000; and

(iv)

a cumulative total of not less than USD$1,500,000 by May 26, 2001;

(c)

during the term of this Agreement, pay the annual land holding costs necessary to maintain the Claims in good standing, including the costs to be paid to the

Bureau of Land Management and all County costs, and also including the current costs that must be paid by September 1, 1997;

(a)

in the first twelve months after the date of this Agreement, complete at least 10,000 feet of drilling on the Claims, consisting of eight to ten drill holes (this commitment can be included in the expenditure made pursuant to Clause

2.2(b)); and

  INITIAL

(b)

commencing on February 11, 1997 and in each twelve month period during the term of this Agreement, fulfill the drilling commitment of WKG(US) set forth in Clause 8.02 of the Lease (this commitment can be included in the expenditures made pursuant to Clause 2.2(b)).

Upon Chapleau having made the last of all of the payments and fulfilled the last of the obligations required under subparagraphs 2.2(a), (b), (c), (d) and (e) the Option shall be deemed exercised by Chapleau on the date the last of such payments was made or obligations were fulfilled (the "Exercise late") and 50% of WKG(US)'s right, title and interest as lessee of the Claims Shall Pest in Chapleau. on the Exercise Date free and clear of all liens, charges and encumbrances of any kind whatsoever save and except for Chapleau's obligations under the Chapleau's obligations under the Lease including, without limitation, the obligation to make the royalty payments as provided for hereunder and under the Lease.

2.3

With respect to the exploration and development expenditures referred to in subparagraph 2.2(b), WKG(US) shall be the operator responsible for completing the work programs on behalf of Chapleau and Chapleau shall:

(a)

provide to WKG(US) a proposed budget (the. "Budget") for each work program at least 30 days prior to the date for commencing such program and, to the extent that it would be reasonable in Chapleau's sole opinion to do so, make such adjustments to the proposed work program as WK(i(US) might reasonably require; and

(b)

pay WKG(US) the monies to be spent by WKG(US) in completing each work program, with the payments to be made by Chapleau to WKG(US) in the following manner:

(i)

50% of each Budget will be paid to WKG(US) concurrently with the delivery of the Budget; and

(ii)

the remainder will be paid to WKG(US) within 30 days of WKG(US) issuing invoices to Chapleau for the work that is the subject of the invoice after WKG(US) has first completed such work;

(iii)

and WKG(US) will provide Chapleau with written reports on the work conducted on a monthly basis together with copies of all geological or engineering reports obtained for the Claims within a reasonable time of obtaining them.

2.4

This Agreement and all of the transactions contemplated hereunder are subject to all necessary approvals of the VSE on behalf of WKR (due to its ownership of WKG(US)) and Chapleau. In the event that all such necessary approvals for this Agreement and all of the transactions contemplated hereunder are not obtained by Chapleau and WKG(US) within 90 days of the Effective Date, this Agreement shall be deemed terminated and the provisions of paragraph 6.3 of this Agreement shall apply accordingly.

3.

Obligations under Lease

3.1

Chapleau hereby acknowledges and agrees that:

(a)

any interest it may acquire in the Claims is subject to the Lease;

(b)

the interest of WKG(US) in and to the Claims is derived from the Lease and that the termination of the Lease by the Owners will also terminate any interest acquired or to be acquired by Chapleau pursuant to this Agreement; and

(c)

it is the responsibility of Chapleau to provide WKG(US) with the funds to pay the land holding costs and complete the work programs necessary (including the drilling commitments under the Lease) to keep the Lease in good standing up to and including the Exercise Date.

3.2

Chapleau hereby covenants and agrees with WKG(US) that while this Agreement is in effect, Chapleau will not take any action, or fail to take any action, where such action or failure to take action may constitute a breach by WKG(US) of the Lease or could lead to the termination of the Lease by the Owners.

3.3

Chapleau hereby covenants and agrees with WKG(US) that upon acquiring its 50% interest as lessee of the Claims, Chapleau will:

(a)

execute such documentation as WKG(US) or the Owners may reasonably require to cause Chapleau to be a party to the Lease; and

(b)

without limiting the foregoing, be responsible equally with WKG(US) for payment of the six percent net smelter return royalty described in the Lease.

4.

Covenants and Agreements

4.1

Chapleau covenants and agrees with WKG(US) that during the term of this Agreement, WKG(US) its servants, agents and independent contractors, shall have the sole and exclusive right to explore, develop and mine the Claims including, but not limited to, the sole and exclusive right to:

(a)

enter on the Claims and have sole and exclusive and quiet possession thereof;

(b)

subject to subparagraph 2.3(a), do such exploration, development and other mining work on the Claims as WKG(US) in its sole discretion may deem advisable, provided that any additional work undertaken by WKG(US) beyond the mining work undertaken in completion of Chapleau's obligations hereunder will be at the expense of WKG(US) unless Chapleau has agreed in writing to participate in the expense of such additional mining work;

(c)

bring upon and erect upon the Claims such buildings, plant, machinery and equipment as WKG(US) in its sole discretion may deem advisable (the "Equipment and Fixtures");

(d)

remove from the Claims and dispose of such reasonable quantities of rock, ores, minerals and metals for the purposes of bulk sampling, obtaining assays or making other tests as WKG(US) in its sole discretion may deem advisable; and

(e)

do all such further acts as may be, from time to time, reasonably necessary to carry out the full intent and meaning of this Agreement;

provided that Chapleau shall have access to the Claims at any reasonable time to inspect the Claims.

4.2 WKG(US) covenants and agrees with WKG(US) that, from and including the Effective Date through to and including the Exercise Date, WKG(US) shall to the best of its ability, perform any work that it performs on the Claims in a good and workmanlike fashion in accordance with sound mining and engineering practices and in accordance with all applicable laws and regulations of all applicable governmental authorities.

4.3

Chapleau hereby agrees to indemnify WKG(US) against, and save WKG(US) harmless from, all costs, claims, liabilities, damages and expenses of any kind whatsoever that WKG(US) may incur or suffer as a result of any injury (including injury causing death) to any director, employee or authorized agent of Chapleau while on the Claims.

4.4

Chapleau and WKG(US) covenant and agree each with the other that:

(a)

during the term of this Agreement, all information concerning this Agreement or any matters arising from this Agreement shall be treated as confidential by the parties hereto and shall not be disclosed by either party hereto to any other party without the previous written consent of the other party hereto, such

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consent not to be unreasonably withheld, except to the extent that such disclosure may be necessary for observance of the requirements of securities commissions, stock exchanges or other legal requirements or for the accomplishment of the purposes of this Agreement, and if a party does not give a definitive written reply to any request for permission to disclose on the second business day following the date request for same is deemed delivered, consent to such disclosure shall be deemed to have been given. Chapleau and WKG(US) further covenant and agree to use their best efforts to coordinate the timing of issuance of any news releases to be issued regarding a matter arising from or related to this Agreement;

(a)

from and including the Effective Date through to and including the Exercise Date, Chapleau shall be responsible for making the payments necessary to maintain the Claims in good standing by doing assessment work or making payments in lieu thereof, and by paying taxes and rentals and performing of all other actions which may be necessary in that regard, (save and except as otherwise provided for herein) provided that Chapleau will provide all necessary payments and filing material to WKG(US) in a timely manner and WKG(US) will be responsible for administering the payments and filings;

(b)

within a reasonable timefollowing the Exercise Date, Chapleau and WKG(US) shall enter into a joint venture agreement in respect of the Claims incorporating the standard industry terms and under which WKG(US) will be the operator of the joint venture while it has a 50% or greater interest in the joint venture or, if it has less than 50% interest, while any joint venturers who together have a 50% or greater interest in the joint venture (including the interest of WKG(US)) give their written consent to WKG(US) continuing to act as operator. If the parties cannot agree on the form of joint venture agreement, within 60 days after the Exercise Date then the form of agreement will be referred to, and determined by, an arbitrator or arbitrators appointed pursuant to Clause 8 of this Agreement;

(c)

prior to the Exercise Date, and except as otherwise set forth in this Agreement, neither WKG(US) nor Chapleau shall sell, assign, transfer, mortgage, charge or otherwise encumber its interest in this Agreement, in the Lease or any interest it may acquire in the Claims, or any part thereof, in any manner whatsoever, without the prior written consent of the other of WKG(US) and Chapleau; and

(d)

notwithstanding paragraph 4.4(d), both Chapleau and WKG(US) shall, without the consent of the other, be entitled to assign their respective interests to a company (the "Parent") that owns all of the issued and outstanding shares of Chapleau or WKG(US), respectively, to a wholly-owned subsidiary of the Parent or to a wholly-owned subsidiary of Chapleau or WKG(US) provided

(e)

that the assignor will continue to be liable for all of its obligations under this Agreement.

4.5

CUN hereby acknowledges and agrees that it holds the Additional Claims on behalf of the Owners and WKG(US), and that the Additional Claims are subject to the Lease pursuant to the area of influence provisions of the Lease.

4.6

WKG(US) and CUN each acknowledge that Chapleau can take the steps available to it to record the terms of this Agreement against title to the Claims.

1.

Area of Influence

5.1

Chapleau agrees that all claims acquired within a five mile radius of the centre point of the Original Claims as of December 20, 1993 and north of a line drawn connecting the southwest corner of Section 33, T24N, R49E to the northeast corner of Section 5, T24N, R50E will be subject to the Lease. Disposition of such claims shall be preceded by a written notice sent to the Owners and WKG(US) 30 days prior to such a disposition as to the intention of the disposition and, if directed by the Owners these Additional Claims will be transferred to the Owners.

2.

Termination

6.1

If at any time prior to the Exercise Date Chapleau fails to perform any of its obligations under this Agreement which failure materially interferes with the implementation of this Agreement, WKG(US) may terminate this Agreement provided that:

(a)

WKG(US) has first delivered to Chapleau written notice of such default containing particulars of the obligation which Chapleau has not performed; and

(b)

Chapleau has not, within 30 days of the date such written notice is deemed delivered to it, cured such default or commenced proceedings to cure such default.

WKG(US) may terminate this Agreement at any time after Chapleau has failed to comply with subparagraph (b) above upon delivering written notice of such termination to Chapleau and termination shall be effective on the date such notice is deemed delivered and the provisions of paragraph 6.3 shall apply accordingly.

6.2 Chapleau may terminate this Agreement at any time upon delivering written notice of such termination to WKG(US) and termination shall be effective on the date such notice is deemed delivered and the provisions of paragraph 6.3 shall apply accordingly.

6.3

In the event that this Agreement terminates pursuant to paragraph 2.4, 6.1 or 6.2, all of Chapleau' s obligations under this Agreement shall terminate on the date such notice is deemed delivered, or if terminated by operation of paragraph 2.4 herein on the date the Agreement is deemed terminated, (the "Termination Date"), provided that Chapleau shall:

(a)

remain obligated to make any cash payments which are due and owing to WKG(US) prior to and including the day before the Termination Date, but only those payments;

(a)

if the notice of termination is given after May 31 in any year, remain obligated to fulfill any obligations to be fulfilled for that calendar year, including performance of annual drilling commitments and payment of the annual holding costs to keep the Claims in good standing;

(b)

deliver to WKG(US) duly executed recordable transfers, together with such supporting documents, if any, as are required to record and effect the transfer by Chapleau to WKG(US) of any Additional Claims acquired by Chapleau that are subject to this Agreement, which transfers shall provide for and effect the transfer of such Additional Claims from Chapleau to WKG(US);

(c)

deliver to WKG(US) within 60 days of its or his request, all data, reports and samples pertaining to the Claims, together with a comprehensive report on any work carried out by Chapleau on the Claims; and

(e)

have the right to remove from the Claims, within the 12 month period commencing from the Termination Date and at its own costs, all of its Equipment and Fixtures.

6.4

Notwithstanding any other term of this Agreement, Chapleau may abandon its legal and beneficial interest in any claim or claims comprising the Claims (including any additional claims acquired under the terms of this Agreement) at any time by notifying WKG(US) of its intention to do so and by delivering to WKG(US) a duly executed recordable transfer or transfers of such claim or claims, together with such supporting documents, if any, as are required to record and effect the transfer of such claim or claims from Chapleau to WKG(US), which transfers shall provide for the transfer of the claims from Chapleau to WKG(US). The abandoned claim or claims shall cease to be governed by the terms of this Agreement from the date such transfer or transfers are deemed deliver to WKG(US) by Chapleau.

7.

Force Majeure

7.1

"Force Majeure" shall mean any one or more of the following events:

(a)

an act of God;

(b)

a war, revolution, insurrection, riot, blockade, or any other unlawful act against

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public order or authority;

(a)

a strike, lockout, or other industrial disturbance;

(b)

a storm, fire, flood, explosion or lightning;

(c)

the failure to obtain the approval or any other government, governmental agency, commission, board or other tribunal or stock exchange having jurisdiction in the circumstances as may be required to the conduct of operations hereunder or any governmental, legal restraint or stock exchange imposed upon such operation; and

(d)

any other event which is not reasonably within the control of Chapleau.

7.2

If Chapleau is prevented by Force Majeure from conducting exploration, development or mining of the Claims at any time during the term of this Agreement, then, if Chapleau promptly gives written notice of the Force Majeure including reasonably full written particulars thereof, each of the dates referred to in paragraph 2.2 shall, following the occurrence of the Force Majeure; be extended by an amount equal to the number of days as a result of the Force Majeure.

8.

Arbitration

8.1

The parties hereto agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.

8.2

It shall be a condition precedent to the right of any party hereto to submit any matter to arbitration pursuant to the provisions hereof that any party intending to refer any matter to arbitration shall have given prior written notice of its intention to do so to the other party together with written particulars of the matter in dispute. On the expiration of 10 days from the date such notice is deemed delivered, the party who gave such notice may proceed to refer the dispute to arbitration as provided in paragraph 8.3 hereof.

8.3

The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within 15 days after such notice is deemed delivered, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator within 15 days after notice of the appointment of the first arbitrator is deemed delivered, the first arbitrator shall be the only arbitrator. If the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the Commercial Arbitration Act (British Columbia). Except as specifically otherwise provided in this paragraph, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this paragraph. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award.

8.4

The parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

9.

General

9.1

Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the parties of this paragraph 9.1 or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

9.2

The Schedules to this Agreement incorporated by reference and the recitals to this Agreement constitute a part of this Agreement.

9.3

This Agreement constitutes the entire Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein.

9.4

The headings in this Agreement are for reference only and do not constitute terms of the Agreement.

9.5

No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.

9.6

Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

9.7

The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Exercise Date, reasonably require in order to carry out the full intent and meaning of this

Agreement.

9.8

Any notice, requests demand and other communication to be given under this Agreement shall be in writing and shall be delivered by hand or by telecopier to the parties at their following respective addresses:

To:

White Knight Gold (U.S.) Inc.

c/o 922, 510 West Hastings Street Vancouver, British Columbia

V6B 1L8

Attention:

Megan Cameron

Telecopier:

(604) 681-0180

To:

Chapleau Resources Ltd. 202, 135 10 Avenue South Cranbrook, British Columbia V1C 2N1

Attention:

Eric Wiltzen

Telecopier:

(250) 489-5185

or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph, and shall be deemed to have been received, if delivered by hand, on the date of delivery, or if delivered by telecopier, on the date that it is sent.

9.9

This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia.

9.11

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals effective as of the Effective Date first above written.

The CORPORATE SEAL of	)
CHAPLEAU RESOURCES LTD. was	)
hereunto affixed in the presence of:	)	c/s
)
_/s/__________________________	)
Authorized Signatory	)
)
)
______________________________	)
Authorized Signatory	)

WHITE KNIGHT GOLD (U.S.) INC.

Per:

  /s/

Authorized Signatory

The CORPORATE SEAL of	)
WHITE KNIGHT GOLD (U.S.) INC.	)
hereunto affixed in the presence of:	)	c/s
)
_/s/__________________________	)
Authorized Signatory	)
)
)
______________________________	)
Authorized Signatory	)

CUN MINERALS INC.

Per:

 /s/

Authorized Signatory

SCHEDULE "A" TO THE OPTION AGREEMENT MADE AMONG
WHITE KNIGHT GOLD (U.S.) INC., CUN MINERALS, INC.
AND CHAPLEAU RESOURCES LTD.

The Original Claims are 48 mineral claims located in Eureka County, in the State of Nevada, more particularly described as follows:

Claim Name	Book	Page	BLM Serial #	Owner
PATTY #9	287	299	NMC 720767	Leroy Etchegaray
PATTY #10	287	300	NMC 720768	Frederick Etchegaray
PATTY #11	287	301	NMC 720769	Frederick Etchegaray
PATTY #12	287	302	NMC 720770	Frederick Etchegaray
PATTY #13	287	303	NMC 720771	Frederick Etchegaray
PATTY #14	287	304	NMC 720772	Frederick Etchegaray
PATTY #15	287	305	NMC 720773	Frederick Etchegaray
PATTY #16	287	306	NMC 720774	Frederick Etchegaray
PATTY #17	287	307	NMC 720775	Frederick Etchegaray
PATTY #18	287	308	NMC 720776	Frederick Etchegaray
PATTY #19	287	309	NMC 720777	Robert Smith
PATTY #20	287	310	NMC 720778	Robert Smith
PATTY #21	287	311	NMC 720779	Robert Smith
PATTY #22	287	312	NMC 720780	Robert Smith
PATTY #23	287	313	NMC 720781	Robert Smith
PATTY #24	287	314	NMC 720782	Robert Smith
PATTY #25	287	315	NMC 720783	Robert Smith
PATTY #26	287	316	NMC 720784	Robert Smith
PATTY #27	287	317	NMC 720785	Robert Smith
PATTY #28	287	318	NMC 720786	Roberta Damele
PATTY #29	287	319	NMC 720787	Roberta Damele
PATTY #30	287	320	NMC 720788	Roberta Damele
PATTY #31	287	321	NMC 720789	Roberta Damele

Claim Name	Book	Page	BLM Serial #	Owner
PATTY #32	287	322	NMC 720790	Roberta Damele
PATTY #33	287	323	NMC 720791	Roberta Damele
PATTY #34	287	324	NMC 720792	Roberta Damele
PATTY #35	287	325	NMC 720793	Roberta Damele
PATTY #36	287	326	NMC 720794	Roberta Damele
PATTY #37	287	327	NMC 720795	John Etchegaray
PATTY #38	287	328	NMC 720796	John Etchegaray
PATTY #39	287	329	NMC 720797	John Etchegaray
PATTY #40	287	330	NMC 720798	John Etchegaray
PATTY #41	287	331	NMC 720799	John Etchegaray
PATTY #42	287	332	NMC 720800	John Etchegaray
PATTY #43	287	333	NMC 720801	John Etchegaray
PATTY #44	287	334	NMC 720802	John Etchegaray
PATTY #45	287	335	NMC 720803	John Etchegaray
PATTY #46	287	336	NMC 720804	Leroy Etchegaray
PATTY #47	287	337	NMC 720805	Leroy Etchegaray
PATTY #48	287	338	NMC 720806	Leroy Etchegaray
PATTY #49	287	339	NMC 720807	Leroy Etchegaray
PATTY #50	287	340	NMC 720808	Leroy Etchegaray
PATTY #51	287	341	NMC 720809	Leroy Etchegaray
PATTY #52	287	342	NMC 720810	Leroy Etchegaray
PATTY #53	287	343	NMC 720811	Leroy Etchegaray
PATTY #54	287	344	NMC 720812	Ellen & Antone Damele
PATTY #55	287	345	NMC 720813	Ellen & Antone Damele
PATTY #56	287	346	NMC 720814	Leo Damele

The above claims are situated in Eureka County, Nevada, Sections 2, 3, 4 and 10, Township 24 N, Range 49 E, and Sections 33 and 34, Township 25 N, Range 49 E, MDM.

SCHEDULE "B" TO THE OPTION AGREEMENT MADE AMONG
WHITE KNIGHT GOLD (U.S.) INC., CUN MINERALS,INC.
AND CHAPLEAU RESOURCES LTD.

The Additional Claims are certain mineral claims located in Eureka County, in the State of Nevada, more particularly described as follows:

Claim Name	Book	Page	NMC#	Owner
P 25	267	148	696730	CUN Minerals, Inc.
P 26	267	149	696731	CUN Minerals, Inc.
P 27	267	150	696732	CUN Minerals, Inc.
P 29	267	151	696733	CUN Minerals, Inc.
P 30	267	152	696734	CUN Minerals, Inc.
P 31	267	153	696735	CUN Minerals, Inc.
P 32	267	154	696736	CUN Minerals, Inc.
P 33	267	155	696737	CUN Minerals, Inc.
P 77	267	156	696738	CUN Minerals, Inc.
P 78	267	157	696739	CUN Minerals, Inc.
P 79	267	158	696740	CUN Minerals, Inc.
P 80	267	159	696741	CUN Minerals, Inc.
P81	267	160	696742	CUN Minerals, Inc.
P 82	267	161	696743	CUN Minerals, Inc.
P 83	267	162	696744	CUN Minerals, Inc.
P 84	267	163	696745	CUN Minerals, Inc.
P 85	267	164	696746	CUN Minerals, Inc.
P 86	267	165	696747	CUN Minerals, Inc.
P 87	267	166	696748	CUN Minerals, Inc.
P 88	267	167	696749	CUN Minerals, Inc.
P 89	267	168	696750	CUN Minerals, Inc.
P 90	267	169	696751	CUN Minerals, Inc.
P 91	267	170	696752	CUN Minerals, Inc.
P 92	267	171	696753,	CUN Minerals, Inc.

P 93	267	172	696754	CUN Minerals, Inc.
P 94	267	173	696755	CUN Minerals, Inc.
P 95	267	174	696756	CUN Minerals, Inc.
P 96	267	175	696757	CUN Minerals, Inc.
P 97	267	176	696758	CUN Minerals, Inc.
P 98	267	177	696759	CUN Minerals, Inc.
P 99	267	178	696760	CUN Minerals, Inc.
P 100	267	179	696761	CUN Minerals, Inc.
P 101	267	180	696762	CUN Minerals, Inc.
P 102	267	181	696763	CUN Minerals, Inc.
P 103	267	182	696764	CUN Minerals, Inc.
P 104	267	183	696765	CUN Minerals, Inc.
P 105	267	184	696766	CUN Minerals, Inc.
P 106	267	185	696767	CUN Minerals, Inc.
P 107	267	186	696768	CUN Minerals, Inc.
P 108	267	187	696769	CUN Minerals, Inc.
P 109	267	188	696770	CUN Minerals, Inc.
P 110	267	189	696771	CUN Minerals, Inc.
P 111	267	190	696772	CUN Minerals, Inc.
P 112	267	191	696773	CUN Minerals, Inc.
P 113	267	192	696774	CUN Minerals, Inc.
P 114	267	193	696775	CUN Minerals, Inc.
P 115	267	194	696776	CUN Minerals, Inc.
P 116	267	195	696777	CUN Minerals, Inc.
P 117	267	196	696778	CUN Minerals, Inc.
P 118	267	197	696779	CUN Minerals, Inc.
P 119	267	198	696780	CUN Minerals, Inc.
P 120	267	199	696781	CUN Minerals, Inc.
P 121	267	200	696782	CUN Minerals, Inc.

P 122	267	201	696783	CUN Minerals, Inc.
P 123	267	202	696784	CUN Minerals, Inc.
P 124	267	203	696785	CUN Minerals, Inc.
P 125	267	204	696786	CUN Minerals, Inc.
P 126	267	205	696787	CUN Minerals, Inc.
P 127	267	206	696788	CUN Minerals, Inc.
P 128	267	207	696789	CUN Minerals, Inc.
P 129	267	208	696790	CUN Minerals, Inc.
P 130	267	209	696791	CUN Minerals, Inc.
P 131	267	210	696792	CUN Minerals, Inc.
P 132	267	211	696793	CUN Minerals, Inc.
P 133	267	212	696794	CUN Minerals, Inc.
P 134	267	213	696795	CUN Minerals, Inc.
P 135	267	214	696796	CUN Minerals, Inc.
P 136	267	215	696797	CUN Minerals, Inc.
P 137	267	216	696798	CUN Minerals, Inc.
P 138	267	217	696799	CUN Minerals, Inc.
P 139	267	218	696800	CUN Minerals, Inc.
P 140	267	219	696801	CUN Minerals, Inc.
P 141	267	220	696802	CUN Minerals, Inc.
P 142	267	221	696803	CUN Minerals, Inc.
P 143	267	222	696804	CUN Minerals, Inc.
P 144	267	223	696805	CUN Minerals, Inc.
P 145	267	224	696806	CUN Minerals, Inc.
P 146	267	225	696807	CUN Minerals, Inc.
P 147	267	226	696808	CUN Minerals, Inc.
P 148	267	227	696809	CUN Minerals, Inc.
P 149	267	228	696810	CUN Minerals, Inc.
P 150	267	229	696811	CUN Minerals, Inc.

P 151	267	230	696812	CUN Minerals, Inc.
P 152	267	231	696813	CUN Minerals, Inc.

together with all or portions of the "Win" and "CC" claims which lie northwest of a line drawn from the southwest corner of Section 33 in T24N R49E to the northeast corner of Section 5 T24N R50E. The "Win" and "CC" claims which are projected to lie northwest of this line are CC 17 through 54, Win 18 through 53, Win 89 through 122, Win 159 through 191 and Win 211 through 215.